CURRENT REPORT ON FORM 8-K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2009

JMAR Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At the Public Sale on May 4, 2009 certain entities of Laurus Funds (the “Secured Parties”) were the successful bidders for all of the personal property and assets of JMAR Technologies, Inc (the “Company”) and its subsidiaries (the”Debtors”).

  On May 6, 2009, in accordance with the terms of the Secured Party – Peaceful Possession Letter dated April 24, 2009 (the “Letter Agreement”), the Debtors by delivery of a Possession Notice (as defined in the Letter Agreement) were deemed to have granted to the Secured Parties all rights of possession in the Specified Collateral (as defined in the Letter Agreement).

Item 5.02 Departure of Directors or Certain Officers

On May 6, 2009, all of the officers and directors of the Company and its subsidiaries resigned or indicated they would immediately resign from their respective positions as officers and directors of the Company and its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit Description of Document

________	______________________
99.1	Possession Notice, executed May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

May 6, 2009	By:	/s/ Edward C. Hall
Name: Edward C. Hall
Title: Chief Financial Officer